                                 SCHEDULE 14A
                                (Rule 14A-101)

                   INFORMATION REQUIRED IN CONSENT STATEMENT
                           SCHEDULE 14A INFORMATION

                  Consent Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

                                          [_]Confidential, for use of the
[X]Preliminary Consent Statement             Commission only (as permitted by
                                             Rule 14a-6(e)(2))

[_]Definitive Consent Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-12

                      SIMON TRANSPORTATION SERVICES INC.
               (Name of Registrant as Specified In Its Charter)

                                  Jerry Moyes
   (Name of Person(s) Filing Consent Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                  Jerry Moyes
                              2200 S. 75th Avenue
                            Phoenix, Arizona 85043

                                                                         , 2000

Dear Fellow Stockholders of Simon Transportation Services Inc.:

   I am writing to urge you to assist me in my effort to gain control of the board of directors of Simon Transportation. The proposals designed to accomplish this are described in the attached Consent Statement. Please express your consent to the proposals by marking, signing, and dating the enclosed WHITE consent card and returning it in the enclosed, postage-paid envelope, to my solicitor, MacKenzie Partners, Inc., as set forth in the Consent Statement.

   The persons I propose to nominate to the Simon Transportation board of directors and I together control approximately 848,550 of the company's Class A common shares. I wish to gain control of the Simon Transportation board of directors so that I may complete a tender offer I commenced on May 23, 2000, for all of the company's Class A and Class B common shares for a price of $7.00 net cash per share. My offer is subject to the terms and conditions set forth in the offer to purchase dated May 23, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

   The Simon Transportation board of directors and I attempted for many months to negotiate an agreement for me to purchase all or a majority of the company's stock. I believe the relationship between us remains cordial, but we were unable to agree on all of the terms of a transaction. In the end, the Simon Transportation board of directors decided they would leave the decision to the stockholders. In a letter dated May 5, 2000, the Simon Transportation board of directors informed me that they had decided to remain neutral toward my offer and had waived the restrictions of all anti-takeover statutes. They have delivered stockholder records to help me with mailings to the stockholders. Subject to any action required by their fiduciary obligations, they indicated that their actions would remain effective if persons affiliated with me and I obtain shares representing a majority of the total voting power prior to August 31, 2000. The rest is up to you.

   If you believe all stockholders should have the opportunity to either sell their shares for $7.00 net cash per share or, if I gain control and sufficient shares also remain in public hands, to retain their investment under the leadership of a new majority on the board of directors, please join me in supporting the proposals.

   If the Offer is completed, the stockholders who tender their shares will receive $7.00 net cash per share and will have no further interest in the company. Stockholders who do not tender face two likely alternatives. My preference is to keep Simon Transportation public. I believe publicly traded stock will motivate employees who hold stock options. The stock also could be used in acquisitions, although I have no present plans or proposals concerning any acquisitions. If sufficient shares remain outstanding in the hands of a large enough number of stockholders, I intend to keep the company public. One of the factors I will consider is whether the company would continue to meet the listing requirements for the Nasdaq National Market. If it appears that the untendered shares will not support continued listing with Nasdaq as well as public trading that I deem significant, I may propose a merger or other going private transaction in which stockholders who are not affiliated with me would receive cash for their shares. If such a transaction would occur promptly following the consummation of the Offer, I believe the consideration to be received by the non-tendering stockholders would be $7.00 net cash per share. In that event all stockholders other than myself and persons affiliated with me would cease to own stock in the company.

   If the Offer is not completed, but the proposals are adopted, my nominees and I would comprise a majority of the company's board of directors. Thereafter, I expect that the other nominees and I would, subject to our fiduciary duties to all of the stockholders, propose one or more transactions designed to acquire shares representing at least a majority of the total voting power of the company's outstanding common stock.

   There are a number of conditions that must be satisfied for me to complete the Offer. Among other things, I must obtain enough shares in the Offer which, together with the shares persons affiliated with me and I already control, would represent at least a majority of the total voting power of Simon Transportation's common stock. My nominees and I must be elected or appointed to a majority of seats of the company's entire board of directors. The company's waiver of all anti-takeover laws must continue to be in effect, and I must have been given due diligence access to information concerning the company and have been satisfied with the results. Please review the Offer to Purchase for a more complete discussion of these and the other conditions to the Offer. My Offer is not conditioned upon obtaining financing.

   I believe that adopting the proposals will further my efforts to complete the Offer. If adopted, the proposals would satisfy the condition that my nominees and I gain control of the board of directors. In addition, adopting the proposals would facilitate gaining access to conduct a due diligence review and ensuring the continuing effectiveness of the company's waiver of all applicable anti-takeover laws.

   Only stockholders of record at the close of business on May 23, 2000, are entitled to consent in connection with this consent solicitation. If you were a stockholder of record on May 23, 2000, but subsequently sold your shares, you still retain your voting and consent rights.

   Please note that although the proposals are stated separately as required by SEC rules, all of Proposals 1, 2, and 3 must be adopted to accomplish my objectives. The failure to sign and return a consent will have the same effect as a vote against the proposals.

   Please sign and return your consent card today. In any case, your consent must be received by July 19, 2000. If you have questions please feel free to call Lawrence Dennedy of MacKenzie Partners, Inc. at (800) 322-2885.

                                          Sincerely,

                                          Jerry Moyes

                                   IMPORTANT

1. If your Simon Transportation shares are held in your name, please sign, date, and mail the enclosed WHITE consent card to MacKenzie Partners, Inc. in the postage-paid envelope provided.

2. If your Simon Transportation shares are held in a "street name," only your broker or bank can execute a consent with respect to your shares and only upon receipt of your specific instructions. Accordingly, you should deliver the enclosed WHITE consent card to your broker or bank, contact the person responsible for your account, and give instructions for the WHITE consent card to be signed representing your shares. Please confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Jerry Moyes in care of MacKenzie Partners, Inc. so that Mr. Moyes will be aware of all instructions given and can attempt to ensure that such instructions are followed.

   If you have any questions or require any assistance in executing your consent, please call:

                           MacKenzie Partners, Inc.
                               156 Fifth Avenue
                              New York, NY 10010
                         (212) 929-5500 (call collect)
                         Call Toll-Free (800) 322-2885
                           Fax Number (212) 929-0308

          PRELIMINARY COPY--SUBJECT TO COMPLETION, DATED MAY 23, 2000

                               CONSENT STATEMENT
                                      OF
                                  JERRY MOYES

                                    GENERAL

   Jerry Moyes ("Moyes") is furnishing this Consent Statement and form of written consent in connection with his solicitation of written consents from the holders of Class A Common Stock, par value $0.01 per share ("Class A Common Shares") and Class B Common Stock, par value $0.01 per share ("Class B Common Shares" and, collectively with Class A Common Shares, the "Shares") of Simon Transportation Services Inc. (the "Company"). This Consent Statement and the enclosed WHITE consent card are first being furnished to holders of the
Shares on             , 2000. This Consent Statement proposes the following
actions, in the order set forth below, without the necessity of a meeting of the Company's stockholders, as authorized by Nevada law:

     1. Repeal the Company's current bylaws (the "Current Bylaws"), as previously amended and in effect at the time that written stockholder consents representing a sufficient number of votes to effect the repeal are delivered to the Company by Moyes (the "Repeal of Current Bylaws Proposal").

     2. Adopt new bylaws of the Company in the form attached as Exhibit A (the "New Bylaws"), which, among other things, would (i) retain the directors actually serving as directors of the Company immediately prior to the adoption of the New Bylaws (the "Incumbent Directors") for their remaining terms; (ii) increase the number of directors constituting the entire board of directors by thirteen (13); (iii) provide a method whereby the stockholders can remove directors and fill vacancies on the board of directors; (iv) provide for annual terms for all directors (except the present terms of the Incumbent Directors shall continue until their scheduled expiration); (v) empower the stockholders holding more than one-third of the total number of shares of the Company's common stock to call special meetings of the stockholders; (vi) change the requirement for a quorum to be based upon total voting power rather than number of shares;
  (vii) create the office of "Chief Executive Officer" and change certain duties of the other officers; and (viii) provide that the Acquisition of Controlling Interest Statute does not apply to the Company (the "New Bylaws Proposal").

     3. Elect the following thirteen (13) persons (the "Nominees") to fill the new director seats created by the adoption of the New Bylaws and to serve as directors until the next annual meeting of the Company's stockholders or until their respective successors are duly elected and qualified: Jerry Moyes, Earl H. Scudder, Gordon K. Holladay, Jon Isaacson, Vickie L. Moyes, Craig P. Moyes, Jeff L. Archibald, Patrice Archibald, Ronald G. Moyes, Krista B. Moyes, Michael J. Moyes, Buddy Favero, and Laura Favero (the "Director Election Proposal").

   All of the foregoing actions (collectively, the "Proposals") are designed to permit Moyes to acquire control of the Company's board of directors. It is a condition to the Offer (as described below) by Moyes to purchase up to all of the Shares for $7.00 in cash, net to the seller, that Moyes obtains control over the Company's board of directors. Moyes asks that you express your consent to the Proposals by marking, signing, and dating the enclosed WHITE consent card and returning it in the enclosed, postage-paid envelope to Moyes' solicitor, MacKenzie Partners, Inc., in accordance with the instructions set forth below.

   A Proposal will become effective when properly completed, unrevoked consents are signed by the holders of record on the Record Date (as defined below) of a number of Shares representing a majority of the total voting power of all outstanding Shares and such consents are delivered to the Company on or before July 19, 2000. See "Consent Procedure." The effectiveness of the consents is conditioned on the approval of Proposals 1, 2, and 3. If all of such Proposals are not approved as indicated, none of the Proposals will be enacted even though sufficient consents may have been received to approve a particular Proposal.

   The record date for this Consent Statement is May 23, 2000 (the "Record Date"). Stockholders who sold Shares subsequent to May 23, 2000, still retain their voting and consent rights with respect to such Shares. Stockholders of record on the Record Date are urged to execute and return a consent to MacKenzie Partners, Inc. no later than June 21, 2000, to ensure timely delivery of the consents. Certain information regarding consent procedures is found beginning on page 8.

   Moyes recommends that you consent to each of the Proposals. The failure to execute and timely return a consent will have the same effect as voting against the Proposals.

   THIS CONSENT STATEMENT IS BEING MADE BY MOYES AND NOT ON BEHALF OF THE COMPANY'S CURRENT BOARD OF DIRECTORS.

   On May 23, 2000, Moyes commenced an offer to purchase up to all of the outstanding Shares at a price of $7.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the offer to purchase dated May 23, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). The purpose of the Offer is to enable Moyes to acquire control of the Company.

   The Offer is conditioned upon, among other things: (i) there being validly tendered prior to the expiration of the Offer and not withdrawn, a number of Shares that, together with the Shares deemed to be beneficially owned by Moyes and the other Nominees, will represent at least a majority of the total voting power of the outstanding Shares as of the date the Shares are accepted for payment pursuant to the Offer (the "Minimum Tender Condition"); (ii) there being validly tendered and not withdrawn at least 450,000 Class B Common Shares deemed to be beneficially owned, directly or indirectly through any trust or otherwise, by Richard D. Simon (the "Simon Tender Condition"); (iii) Moyes and his designees being elected or appointed to fill a majority of the directorships comprising the entire Board of Directors of the Company (the "Board of Directors Condition"); (iv) the Company giving Moyes access to perform a due diligence examination of the Company's assets, liabilities, facilities, business operations, personnel, customers, and other matters and Moyes' satisfaction, in his sole discretion, with the results of such examination (the "Due Diligence Condition"); (v) the continuing effectiveness of the Company's waiver of all applicable anti-takeover statutes, including Sections 78.411, et seq. and 78.378, et seq. of the Nevada General Corporation Law (the "Anti-Takeover Statute Condition"); and (vi) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, as well as compliance with any other applicable antitrust laws (the "Antitrust Condition"). The Offer also is conditioned upon certain other conditions described in Section 14 of the Offer to Purchase.

   All conditions to the Offer must be satisfied or waived prior to the expiration of the Offer. There can be no assurance as to whether the conditions to the Offer will be satisfied and, if so, as to the timing of satisfaction of such conditions.

   Complete information about the Offer is contained in the Offer to Purchase, which is available upon request from MacKenzie Partners, Inc., the Information Agent for the Offer, by calling (800) 322-2885. Information also is available in the Tender Offer Statement on Schedule TO, which has been filed with the Securities and Exchange Commission (the "Commission"). The Tender Offer Statement on Schedule TO and any amendments thereto, including exhibits, are available for inspection and copies are obtainable in the manner set forth under "Additional Information."

   THIS CONSENT STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

   Moyes urges you to read this entire Consent Statement carefully. The information contained in this Consent Statement includes forward-looking statements within the meaning of Section 21E of the Securities Exchange

Act of 1934, as amended (the "Exchange Act"). While Section 21E of the Exchange Act is not applicable to forward-looking statements made in connection with a tender offer, it has not been finally determined whether the safe harbor provided by Section 21E of the Exchange Act applies to forward-looking statements in a consent solicitation conducted in connection with a tender offer. Such statements are indicated by words or phrases such as "anticipates," "estimates," "projects," "believes," "intends," "expects," and similar words and phrases. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) consummation of the proposed transactions; and (ii) new or different circumstances resulting in a change in the current intentions of the Nominees. Given these uncertainties, prospective investors are cautioned not to attribute undue certainty to such forward-looking statements. Moyes disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                       REASONS FOR THE CONSENT STATEMENT

   Moyes is soliciting consents to the Proposals in order to permit the consummation of the Offer. The purpose of the Offer is to enable Moyes to acquire control of the Company.

   The consideration that stockholders would receive in the Offer reflects a premium over the closing price of the Class A Common Shares on the Nasdaq National Market of $5.66 on May 22, 2000, the last full day of trading prior to the commencement and first public announcement of the Offer. In the last twelve months, the closing price of the Class A Common Shares has ranged from a high of $6.25 on December 29, 1999, to a low of $4.125 on July 28, 1999.

   Upon election, the Nominees are expected to consider whether to take any actions required to permit the prompt consummation of the Offer. Moyes expects that, subject to their fiduciary duties under applicable law, the Nominees would take such actions as may be required to permit the prompt consummation of the Offer. Therefore, adoption of the Proposals is expected to permit the prompt consummation of the Offer.

                                 THE PROPOSALS

   This Consent Statement and the accompanying form of written consent are being furnished to the Company's stockholders in connection with Moyes' solicitation from such stockholders of written consents to take the following actions without the necessity of a stockholders' meeting, as permitted by Nevada law:

Proposal No. 1. The Repeal of Current Bylaws Proposal.

   Proposal No. 1, the Repeal of Current Bylaws Proposal, is worded as follows: "Resolved, that the bylaws of Simon Transportation Services Inc., as previously amended and in effect immediately prior to the adoption of this resolution, are hereby repealed in their entirety."

   Adopting the Repeal of Current Bylaws Proposal would result in the Current Bylaws being repealed in their entirety and no longer being used by the Company. If the Repeal of Current Bylaws Proposal is adopted, among other things, the Company would no longer have a classified board of directors whereby directors are elected for three-year terms and approximately one-third (but no less than one-fourth) of the directors stand for election each year. A more complete description of the principal differences between the Current Bylaws and the New Bylaws follows Proposal No. 2.

   The Nevada General Corporation Law (the "NGCL") empowers the stockholders of a corporation to adopt the corporation's bylaws. Article XI of the Current Bylaws provides: "These Bylaws may also be repealed, altered, or amended, or new bylaws may be adopted, by the affirmative vote of not less than a majority of the combined voting power of the then outstanding capital stock of the Corporation." Based on the foregoing, Moyes believes that consents signed and delivered by holders of a majority of the total voting power of the outstanding Shares in favor of Proposal No. 1 will be sufficient to repeal the Current Bylaws. For additional information concerning the required consents, see "Consent Procedure--How Many Shares Must Consent to the Proposals?"

Proposal No. 2. The New Bylaws Proposal.

   Proposal No. 2, the New Bylaws Proposal, is worded as follows: "Resolved, that the New Bylaws of Simon Transportation Services Inc., in the form attached as Exhibit A to the Consent Statement of Jerry Moyes, are hereby adopted as the bylaws of Simon Transportation Services Inc., effective immediately."

   Adopting the New Bylaws Proposal would implement the New Bylaws as the bylaws to govern the Company. There are several differences between the Current Bylaws and the New Bylaws. The discussion of the principal differences herein is a summary only and is qualified by reference to the entire text of Exhibit B, which reflects the deletions from the Current Bylaws with a strike-through and additions to the Current Bylaws with underlining (the "Blacklined Bylaws"). A summary of several of the principal differences between the Current Bylaws and the New Bylaws follows.

   The New Bylaws would permit the holders of more than one-third of the Company's outstanding shares of all classes of common stock to call a special meeting of stockholders. The Current Bylaws do not permit the stockholders to call a special meeting of stockholders. See Article II, Section 2 of the Blacklined Bylaws.

   The New Bylaws would change the requirement for a quorum to more than a majority of the total voting power of the outstanding common stock entitled to vote in the election of directors. The Current Bylaws require a majority of the outstanding common stock (not voting power) to constitute a quorum. See
Article II, Section 7 of the Blacklined Bylaws.

   The New Bylaws would create the office of Chief Executive Officer and amend the duties of certain other officers. See Article IV, Sections 1, 7, 8, and 9 of the Blacklined Bylaws.

   The New Bylaws would provide a method whereby stockholders can remove directors and fill vacancies on the board of directors. The Current Bylaws lack provisions that address these points. See Article III, Sections 2, 11, and 13 of the Blacklined Bylaws.

   The New Bylaws would provide that Section 78.378 et seq. of the NGCL (the "Acquisition of Controlling Interest Statute") does not apply to the Company. This is an anti-takeover statute. The statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's disinterested stockholders. The Acquisition of Controlling Interest Statute specified three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds in an offer or acquisition, those shares acquired within 90 days immediately preceding his becoming an Acquiring Person become "Control Shares." The Acquiring Person is prohibited from voting the Control Shares until disinterested stockholders restore the right. The Acquisition of Controlling Interest Statute also provides that in the event Control Shares are accorded full voting rights and the Acquiring Person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The board of directors is to notify the stockholders as soon as practicable after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters' rights. Opting out of the statute would permit Moyes, or any other acquiror of Control Shares, to purchase without the voting rights of such shares being denied or being forced to seek the approval of the disinterested stockholders to restore the voting rights. The Current Bylaws do not contain this provision.

   The New Bylaws would change the Company's board of directors in several ways:

  . The number of directors comprising the entire board of directors would be increased by thirteen (13) directors. Based on the nine directors currently serving, Moyes anticipates that the number of directors would be twenty-two (22). The Current Bylaws provide for a board of directors comprised of three to twelve directors.

  . The terms of the Incumbent Directors would extend for their full original term.

  . The directors appointed pursuant to the New Bylaws would serve annual terms, and all directors elected thereafter would serve until the next annual meeting of stockholders following their election or appointment. The Current Bylaws provide for a classified board of directors with three-year terms and the election of approximately one-third of the directors each year.

  . The number and terms of directors established by Article III, Section 2 of the New Bylaws could be amended by a majority of the board of directors or by stockholders holding a majority of the total voting power of all of the Company's outstanding capital stock. By its terms, Article III, Section 2 of the Current Bylaws may be amended only by (a) the affirmative vote of two-thirds of the continuing directors, (i.e. the Incumbent Directors), or (b) the affirmative vote of stockholders holding at least two-thirds of the voting power of all outstanding voting stock. See Article III, Section 2 and Article XI of the Blacklined Bylaws.

   The NGCL empowers the stockholders of a corporation to adopt the corporation's bylaws. Article XI of the Current Bylaws provides that new bylaws may be adopted, by the affirmative vote of not less than a majority of the combined voting power of the then outstanding capital stock of the Company. Based on the foregoing, Moyes believes that consents signed and delivered by holders of a majority of the total voting power of the outstanding Shares in favor of Proposal No. 2 will be sufficient to adopt the New Bylaws. For additional information concerning the required consents, see "Consent Procedure--How Many Shares Must Consent to the Proposals?"

Proposal No. 3. The Director Election Proposal.

   Proposal No. 3, the Director Election Proposal is worded as follows:
"Resolved, that the following persons are hereby elected, effective immediately upon the adoption of the New Bylaws, as directors of Simon Transportation Services Inc. to serve until the next annual meeting of the stockholders of Simon Transportation Services Inc. or until their successors are duly elected and qualified:

     Jerry Moyes                       Jeff L. Archibald
     Jon Isaacson                      Patrice Archibald
     Earl H. Scudder                   Ronald G. Moyes
     Gordon K. Holladay                Krista B. Moyes
     Vickie L. Moyes                   Michael J. Moyes
     Craig P. Moyes                    Buddy Favero
                                       Laura Favero"

   Adopting the Director Election Proposal would elect the Nominees as directors of the Company to fill the new director seats created by the adoption of the New Bylaws. Each of the thirteen (13) Nominees named above has consented to being named herein to serve as a director, if elected. Although Moyes has no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, it is anticipated that if any of the Nominees is not available for election, the remaining Nominees will vote for the election of a replacement proposed by Moyes.

   Moyes' primary purpose in seeking to elect the Nominees to the Company's board of directors is to obtain control of the board of directors. Upon their election, Moyes believes the Nominees would, subject to their fiduciary duties to the Company and its stockholders, consider and take any actions required to permit the prompt consummation of the Offer. If elected, the Nominees would be responsible for managing the business and affairs of the Company. Each director has an obligation under Nevada law to discharge his or her duties as a director on an informed basis, in good faith, with the care an ordinarily careful and prudent person in a like position would exercise under similar circumstances and in a manner the director honestly believes to be in the best interests of the Company. In this connection, circumstances may arise in which the interests of Moyes and his affiliates, on the one hand, and the interests of other stockholders of the Company, on the other hand, may differ. Such circumstances could include, among other things, taking action with regard to the Offer, considering other takeover proposals or offers for the Company made by third parties, or considering any action to take the Company private. In any such case, the Nominees intend to discharge fully the obligations owing to the Company and its stockholders under Nevada law.

   The NGCL permits the stockholders of a corporation to elect directors by the written consent of stockholders holding a majority of the total voting power without a meeting unless otherwise provided in the corporation's articles of incorporation or bylaws. The Current Bylaws permit such action by written consent. Therefore, assuming that Proposals 1 and 2 are adopted, Moyes believes that consents signed and delivered by holders of a majority of the total voting power of the outstanding Shares in favor of Proposal No. 3 will be sufficient to adopt the Director Election Proposal. For additional information concerning the required consents, see "Consent Procedure--How Many Shares Must Consent to the Proposals?"

   If the Nominees are elected to fill a majority of the seats on the entire board of directors, Moyes expects that, at or before the next annual meeting of stockholders, the Nominees will consider methods by which the overall number of directors could be reduced with some of the Nominees remaining as a majority of the entire board of directors. Any action would be taken consistent with the Nominees' fiduciary duties to all of the stockholders and applicable law. It is anticipated that, following any reduction in the number of directors, the Nominees who would continue to serve as directors would include at least Jerry Moyes, Jon Isaacson, Earl H. Scudder, and Gordon K. Holladay.

   The following sets forth information concerning the Nominees:

     Jerry Moyes. Jerry Moyes has served as the Chairman of the Board, President, and Chief Executive Officer of Swift Transportation Co., Inc. ("Swift") since 1984. If the Proposals are adopted, the Nominees are expected to vote to appoint Jerry Moyes Chairman of the Board of the Company. Jerry Moyes is the husband of Vickie L. Moyes and is 56 years old.

     Jon Isaacson. Jon Isaacson is, and for more than the past five years has been, the Vice President of East Coast Operations of Swift. If the Proposals are adopted, the Nominees are expected to vote to appoint Mr. Isaacson as Chief Executive Officer of the Company. Mr. Isaacson is 37 years old.

     Earl H. Scudder. Earl Scudder has served as a director of Swift since May 1993. Mr. Scudder has been President of Scudder Law Firm, P.C. in Lincoln, Nebraska since February 1990, and has engaged in the private practice of law since 1966. Mr. Scudder is 57 years old.

     Gordon K. Holladay. Gordon Holladay is, and for more than the past five years has been, the Chief Financial Officer of SME Industries, Inc., the parent company of SME Steel Contractors, Inc., a steel erection and fabrication company located in West Jordan, Utah (together referred to as "SME"). SME is controlled by Mr. Moyes. Mr. Holladay is 45 years old.

     Vickie L. Moyes. Vickie Moyes is the wife of Jerry Moyes. She is a homemaker and is 55 years old.

     Craig P. Moyes. Craig Moyes is, and for more than the past five years has been, the President of SME. He is the cousin of Jerry Moyes and is 55 years old.

     Jeff L. Archibald. Jeff Archibald is, and for more than the past five years has been, the Human Resources Director for SME. Mr. Archibald is the brother-in-law of Jerry Moyes and the husband of Patrice Archibald. He is 51 years old.

     Patrice Archibald. Patrice Archibald is, and for more than the past five years has been, a general partner of Home to Home International, a company offering retail sales and business opportunities for home businesses. Mrs. Archibald is the sister of Jerry Moyes and the wife of Jeff L. Archibald. She is 51 years old.

     Ronald G. Moyes. Ronald Moyes has been the Chief Executive Officer of Central Freight Lines, Inc., a less-than-truckload trucking company, since February 2000. Ronald Moyes has served as the President of Total Auto Pros, Moments Salon, and Sleekcraft Powerboats for more than the past five years. He is the brother of Jerry Moyes and is 51 years old.

     Krista B. Moyes. Krista Moyes is the sister-in-law of Jerry Moyes and the spouse of Ronald Moyes. From 1991 to 1998, Krista was employed by Moments Salon. She is currently a homemaker and is 39 years old.

     Michael J. Moyes. Michael Moyes has been employed by Swift as a Market Analyst since 1996. Prior to his employment with Swift, Michael Moyes was a student. Michael Moyes is the son of Jerry and Vickie L. Moyes and is 23 years old.

     Buddy Favero. Buddy Favero has served as a Regional Vice President for the Western Region at Swift for more than the past five years. Mr. Favero is the brother of Vickie L. Moyes and the husband of Laura Favero. He is 47 years old.

     Laura Favero. Laura Favero is a homemaker. Mrs. Favero is the wife of Buddy Favero and the sister-in-law of Vickie L. Moyes. She is 46 years old.

                           APPROVAL OF THE PROPOSALS

   The Proposals will become effective only if properly completed, unrevoked consents representing a majority of the total voting power of the outstanding Shares are signed by the holders of record on the Record Date, and such consents are delivered to the Company on or prior to July 19, 2000. The effectiveness of the consents is conditioned upon the approval of Proposals 1, 2, and 3. If all of such Proposals are not approved as indicated, none of the Proposals will be enacted even though sufficient consents may have been received to approve that particular Proposal. The failure to execute and return a consent will have the same effect as voting against the Proposals.

   ADOPTION OF THE PROPOSALS IS AN IMPORTANT STEP TOWARD PROMPT CONSUMMATION OF THE OFFER. ACCORDINGLY, YOU ARE URGED TO PROMPTLY SIGN, DATE, AND MAIL THE ENCLOSED WHITE CONSENT CARD. YOU MUST SEPARATELY TENDER YOUR SHARES PURSUANT TO THE OFFER IF YOU WISH TO PARTICIPATE IN THE OFFER. EXECUTING A CONSENT DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE OFFER, AND YOUR FAILURE TO EXECUTE A CONSENT DOES NOT PREVENT YOU FROM TENDERING YOUR SHARES PURSUANT TO THE OFFER.

                                   THE OFFER

General

   On May 23, 2000, Moyes commenced the Offer to purchase up to all of the Shares at a price of $7.00 per Share, net to the seller in cash. The Offer is subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal, and this summary is qualified by reference to such documents. The Offer expires at 5:00 p.m., Eastern time, on Wednesday, June 21, 2000, unless and until Moyes, in his sole discretion, extends the period for which the Offer is open, in which event the Offer shall expire at the latest time and date to which the Offer is so extended by Moyes. The purpose of the Offer is to enable Moyes to acquire control of the Company.

Certain Conditions of the Offer

   The Offer is not conditioned upon Moyes obtaining financing. The Offer is conditioned, among other things, upon the Minimum Tender Condition, the Simon Tender Condition, the Board of Directors Condition, the Due Diligence Condition, the Anti-Takeover Statute Condition, the Antitrust Condition, and certain other conditions as described in Section 14 of the Offer to Purchase. Moyes reserves the right (but shall not be obligated) to waive any or all such conditions.

Certain Other Information About the Offer

   Stockholders are not being asked to and should not tender their Shares pursuant to this Consent Statement.

   Moyes has reserved the right to amend the terms of the Offer in light of future developments or to terminate the Offer. Such developments could include, without limitation, actions that the Company or its board of directors may take and any materially adverse change in the Company's business.

   The Company's board of directors must take certain actions necessary to satisfy the conditions of the Offer. To date, the Incumbent Directors have not agreed to take all actions required to satisfy the conditions. In particular, the Incumbent Directors have not agreed to appoint Moyes and his designees as a majority of the entire board of directors and have denied Moyes certain due diligence access. Moyes does not know whether the Incumbent Directors will agree to take these actions in the future. Because of this uncertainty, Moyes is seeking to take control of the board of directors through this consent solicitation. If this consent solicitation is successful, Moyes expects that the Nominees would take all actions required to satisfy the conditions of the Offer. In considering any such actions, the Nominees would act consistently with their fiduciary obligations.

   Until the conditions to the Offer are satisfied or waived, Moyes will not purchase any Shares pursuant to the Offer. Accordingly, the failure to sign and deliver the enclosed consent could leave the Company's stockholders without the ability to participate in the Offer or to gain any actual or perceived benefits from a change in control of the board of directors.

   The purpose of the Offer is to enable Moyes to acquire control of the Company. During the pendency of, and initially following the consummation of the Offer, Moyes intends to seek additional information about the Company and to evaluate the Company's business and operations. Moyes intends to review such information as part of a comprehensive review of the Company's business, operations, capitalization, and management with a view toward improving the Company's potential.

   Following the consummation of the Offer, Moyes intends to cause the Company to appoint Jon Isaacson as Chief Executive Officer. Mr. Isaacson currently serves as Vice President of East Coast Operations for Swift. He formerly lived in Salt Lake City, where the Company's headquarters are located, and has expressed a desire to return. Moyes presently does not have any other plans for changes in management.

   From time-to-time after consummation of the Offer, Moyes may seek to increase the Company's growth, including through one or more mergers, acquisitions, or other business combinations. However, except as stated herein, Moyes has no present plans or proposals that would result in an extraordinary corporate transaction, such as a merger, consolidation, reorganization, liquidation, or sale or transfer of a material amount of assets, involving the Company or any of its subsidiaries, or any material changes in the Company's present capitalization, dividend policy, employee benefit plans, corporate structure, or business or any material changes or reductions in the composition of its management or personnel.

   Following the consummation of the Offer, it is Moyes' preference that the Class A Common Shares continue to be listed on the Nasdaq National Market. However, if the number of Shares held by stockholders, other than stockholders affiliated with Moyes and those who are part of the current management of the Company, are less than the requirements necessary to be traded on the Nasdaq National Market or are not sufficient, as determined by Moyes in his sole discretion, to provide sufficient justification for the Company to continue to meet the reporting and disclosure obligations of the Nasdaq National Market and the Commission, Moyes may propose corporate action to take the Company private. In that instance, holders of Shares other than Moyes and persons affiliated with him would receive cash for their shares and no longer be stockholders.

                               CONSENT PROCEDURE

What Provisions of Law Govern the Company in Connection with the Consent Statement?

   Section 78.320 of the NGCL states that, unless otherwise provided in a corporation's articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

   Article II, Section 13 of the Company's bylaws permits stockholder action by written consent. The written, unrevoked consents of holders as of the Record Date of the required voting power of the outstanding Shares discussed above must be delivered to the Company to effect the actions described in this Consent Statement.

Who is Entitled to Sign and Deliver Consents?

   Consents may be executed by stockholders of record at the close of business on the Record Date. All stockholders who owned Shares at the close of business on the Record Date have the right to consent to the Proposals, even if they have disposed of their Shares after the Record Date. As soon as Moyes has received valid and unrevoked consents representing a majority of the total voting power of the outstanding Shares from holders of Shares as of the Record Date, Moyes will deliver the consents to the Company. After Moyes makes that delivery, stockholders will be unable to revoke a consent. Moyes will notify all stockholders who have not consented to the actions at such time as Moyes has been able to secure a sufficient number of consents to adopt the Proposals.

What is the Record Date for the Consent Statement?

   May 23, 2000, is the Record Date for this Consent Statement. Under Section
78.350 of the NGCL, the board of directors of a corporation may fix a record date to determine the stockholders entitled to consent in writing to corporate action without a meeting. According to Article II, Section 5 of the Current Bylaws, if no record date has been fixed by the board, the record date shall be the day on which the first written consent is expressed by any stockholder. The Company's board of directors did not fix a record date in connection with the consents subject to this Consent Statement. On May 23, 2000, Moyes delivered the first written consent to the Company. Accordingly, the Record Date in connection with the consents subject to this Consent Statement is May 23, 2000.

How Many Shares Must Consent to the Proposals?

   Consents representing at least a majority of the total voting power of the outstanding Shares are required to adopt Proposals 1, 2, and 3.

   According to the Company's Form 10-Q filed with the Commission for the quarter ended March 31, 2000 (the "Second Quarter 10-Q"), as of March 31, 2000, there were 5,196,358 Class A Common Shares and 913,751 Class B Common Shares outstanding. Holders of Class A Common Shares are entitled to one (1) vote for each share held. Holders of Class B Common Shares are entitled to two
(2) votes for each share held on all matters submitted to a vote of the common stockholders so long as the holder is Richard D. Simon, Valene Simon, Kelle A. Simon, Lyn Simon, Sherry L. Bokovoy, or Richard D. Simon, Jr. (the "Founders"), any trust for the benefit of one or more of the Founders or any other entity which is 100% owned by the Founders. Holders of Class B Common Shares may convert such shares into Class A Common Shares, at any time and from time-to-time, on the basis of one Class A Common Share for each Class B Common Share. If any Class B Common Shares cease to be owned by the Founders, or any trust for the benefit of one or more of the Founders or by any other entity which is 100% owned by one or more of the Founders, such shares that are no longer so owned are converted automatically into Class A Common Shares and are entitled to one (1) vote per share.

   According to the Company's Proxy Statement filed with the Commission on January 6, 2000 (the "Most Recent Proxy"), there were, as of December 15, 1999, approximately 1,415,500 Class A Common Shares reserved for issuance to employees under the Company's stock option plans. Of the shares reserved, options had been granted covering approximately 1,008,000 shares, and approximately 275,000 shares were, at December 15, 1999, subject to vested but unexercised options. Based on the information in the Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed by the Company with the Commission, at such time, there were no vested options with an exercise price equal to or less than the offer price. Based on the foregoing and assuming, from December 15, 1999, through the expiration or consummation of the Offer, that no new options were granted, no additional options become exercisable or are exercised, canceled, or expire, and no Shares are issued or reacquired, there would be outstanding 5,196,358 Class A Common Shares, having one vote per share, and 913,751 Class B Common Shares, having two votes per share. Accordingly, there would be 7,023,860 votes comprising the total voting power of the Company's outstanding stock.

   Based on the foregoing assumptions, the number of votes required for a majority of the total voting power of the outstanding Shares would be 3,511,931 if none of the Class B Common Shares are converted to Class A Common Shares or tendered in the Offer. The actual number of votes required will depend on the facts as they exist on the date consents are delivered to the Company.

How Many Consents Must Moyes Receive?

   Moyes and the other Nominees intend to execute consents for the 848,550 Shares controlled by them in favor of all of the Proposals. Based upon the information known to Moyes and the assumptions discussed above, for the Proposals to receive a majority of the total voting power of all outstanding Shares, the maximum number of additional Shares for which consents must be received is 2,663,381 if none of the Class B Common Shares consent to the Proposals. This would represent approximately 61% of the 4,347,808 Class A Common Shares that Moyes and the other Nominees do not already control. If Class B Common Shares are converted into Class A Common Shares, are purchased by Moyes in the Offer, or if holders of Class B Common Shares consent to the Proposals, the number of Shares for which Moyes must receive consents would be reduced. The actual number of votes necessary to effect the Proposal will depend on the actual facts as they existed on the Record Date and as they exist on the date the consents are submitted to the Company.

When Must I Return the Consent?

   Moyes urges you to sign, date, and return your consent as soon as possible, preferably by June 21, 2000, which is the initial expiration date of the Offer. You must send your signed consent by July 19, 2000. If Moyes does not receive timely a consent from you, it will be the same as a "no" vote. Moyes, therefore, urges you to mark, sign, date, and return the enclosed consent as soon as possible.

What Must I do to Consent and How do I Complete the Consent Card?

   To participate in this consent solicitation, you should mark the "consent", "consent withheld," or "abstain" box, as applicable, underneath each Proposal on the accompanying WHITE consent card. You must then sign, date, and return the WHITE consent card promptly in the enclosed postage-paid envelope. If you execute and return the WHITE consent card but fail to check a box marked "Consent," "Consent Withheld," or "Abstain" for any or all of the Proposals, such consent card will be treated as a consent to such Proposal or Proposals.

   You may withhold consent to the election of any individual Nominee under Proposal 3 by writing such person's name in the appropriate space on the consent card. However, the effectiveness the Offer is conditioned upon Moyes and his designees being elected or appointed to fill a majority of the directorships comprising the Company's entire board of directors. Accordingly, Moyes recommends that you consent to the election of each Nominee.

   If your Shares are held in the name of a brokerage firm, bank nominee, or other institution, only that entity can execute a consent with respect to your Shares. They will do so only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and instruct him or her to vote a WHITE consent card on your behalf today. Moyes urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Moyes in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Consent Statement so that Moyes will be aware of all instructions given and can attempt to ensure that such instructions are followed.

   Your consent is important. Please mark, sign, and date the enclosed WHITE consent card and return it in the enclosed postage-paid envelope promptly. Failure to timely return your consent will have the same effect as voting against the Proposals.

   If you have any questions or require any assistance in executing or delivering your consent, please contact:

                            MacKenzie Partners, Inc
                               156 Fifth Avenue
                              New York, NY 10010
                         (212) 929-5500 (call collect)
                         Call Toll-Free (800) 322-2885
                           Fax Number (212) 929-0308

Can I Revoke My Consent?

   You can revoke your consent at any time before it becomes effective by submitting a written, dated revocation of such consent or a later dated consent covering the same Shares. Your revocation may be in any written form validly signed by the record holder and should clearly state that the consent previously given is no longer effective. You must execute and deliver your revocation before the time that the action authorized by the executed consent is taken. You may deliver the revocation to MacKenzie Partners, Inc. at the address set forth above.

Do I Have Appraisal Rights?

   You do not have dissenters' rights of appraisal as a result of this solicitation of consents or the Offer. However, if Moyes pursues corporate action to take the Company private and you (i) hold Shares that are affected in such corporate action and (ii) (a) neither voted in favor of such corporate action nor consented thereto in writing, and (b) 1% or greater of the outstanding shares of a class of common stock are affected by such corporate action, you may be entitled to dissenters' rights of appraisal, subject to and in accordance with Sections 92A.300 to 92A.500 to the NGCL.

       COSTS AND METHOD OF CONSENT STATEMENT AND REIMBURSEMENT OF COSTS

   Written consents may be solicited in person, or by mail, advertisement, telephone, facsimile, or other form of communication. Moyes has retained MacKenzie Partners, Inc. to solicit consents pursuant to this Consent Statement. Approximately 30 employees of MacKenzie Partners, Inc. will engage in the solicitation. Moyes has agreed to pay MacKenzie Partners, Inc. a fee of $15,000 plus reasonable out-of-pocket expenses. MacKenzie Partners, Inc. has also agreed to provide consulting and analytical services and act as consent solicitor with respect to banks, brokers, institutional investors, and individual stockholders.

   Banks, brokerage houses, and other custodians, nominees, and fiduciaries may be requested to forward Moyes' solicitation materials to the beneficial owners of the Shares they hold of record, and Moyes will reimburse them for their reasonable out-of-pocket expenses. If your Shares are registered in your own name, you may mail or fax both sides of your consent card to MacKenzie Partners, Inc. at the address or fax number listed on the back cover of this Consent Statement.

   The entire expense of preparing, assembling, printing, and mailing this Consent Statement and any other consent soliciting materials and the cost of soliciting consents will be borne by Moyes. If the Proposals are approved, Moyes will request reimbursement from the Company for these expenses.

                                 PARTICIPANTS

   Moyes may be deemed to be a participant in the solicitation of consents described herein. Additionally, the following individuals, each of whom is a Nominee, may be deemed to be participants in this solicitation: Earl H. Scudder, Gordon K. Holladay, Jon Isaacson, Vickie L. Moyes, Craig P. Moyes, Jeff L. Archibald, Patrice Archibald, Ronald G. Moyes, Krista B. Moyes, Michael J. Moyes, Buddy Favero, and Laura Favero.

                         INTERESTS OF CERTAIN PERSONS

   Except as otherwise set forth in this Consent Statement, no Nominee, nor any associate of, or immediate family member sharing the same household as such Nominee, is or within the past year has been a party to, any contract, arrangement, or understanding with respect to any securities of the Company. To the knowledge of Moyes, neither he, nor any of his associates or other representatives, nor any other person who may be deemed to be a participant in this solicitation of consents, since the beginning of the Company's last fiscal year, (i) has engaged in or has a direct or indirect interest in any transaction or series of similar transactions in which the Company or any of its subsidiaries was or is to be a party where the amount involved was in excess of $60,000, (ii) is or was an executive officer of, or owns or owned an equity interest in excess of 10% in any business or professional entity that made payment to or received payments from the Company for property or services or that was indebted to the Company, (iii) is or has been a member, partner or executive officer of, or of counsel to, a law firm or investment banking firm that the Company has retained or that has performed services to the Company, or (iv) has been indebted to the Company or its subsidiaries; provided, that Scudder Law Firm, P.C., the law firm of which Earl H. Scudder is president, was counsel to the Company until January 5, 2000. During the Company's fiscal year ended September 30, 1999, the law firm received approximately $112,200 from the Company, and between October 1, 1999, and January 5, 2000, the law firm received approximately $15,300 in compensation for its services to the Company. The Company has consented to the representation of Moyes by Scudder Law Firm, P.C. and has waived any conflict of interest.

   The information contained in "Ownership of Common Stock" sets forth information regarding Shares owned of record and beneficially by the Nominees, and, to Moyes' best knowledge, by those participating in this solicitation on Moyes' behalf, or any associate of or immediate family member sharing the same household as the foregoing persons. Other than as set forth in this Consent Statement, to the knowledge of Moyes, neither he, nor any of his associates or other representatives, nor any other person who may be deemed to be a participant in this solicitation of consents, is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof or is the record owner of any securities of the Company of which it may not be deemed to be the beneficial owner.

   If the Nominees are elected to the board of directors, it is anticipated that they will receive their pro rata portion of directors' fees on a basis consistent with the payments to other non-employee directors of the Company. According to the Most Recent Proxy, the Company's non-employee directors receive an annual retainer of $5,000, an annual grant of an option to purchase 1,000 Class A Common Shares at the closing price on the date of the annual meeting of stockholders, and an attendance fee of $1,000 per board meeting, or committee meeting (if held on a day other than the day of the board meeting). The non-employee directors also are reimbursed for their expenses of attending such meetings.

                CERTAIN OTHER INFORMATION REGARDING THE COMPANY

   The information concerning the Company contained herein has been taken from, or based upon, and is qualified in its entirety by, publicly available documents on file with the Commission and other publicly available information. Moyes does not take any responsibility for the accuracy or completeness of such information or for any failure by the Company or persons other than himself to disclose events that may have occurred and may affect the significance or accuracy of any such information.

   The Most Recent Proxy states that the deadline for stockholders to have submitted proposals to be considered for inclusion in the Company's proxy statement for this year's annual meeting of stockholders was on or before September 8, 2000.

                       CERTAIN EFFECTS OF THE PROPOSALS

Credit Agreements

   The Company's $20 million revolving credit and security agreement with U.S. Bank, n.a. filed with the Commission contains an event of default if there is a substantial change in the senior management of the

Company. It is also a condition to advances that the Company's representation concerning stock ownership (which was made as of September 28, 1999) continues to be correct. The Company's headquarters loan with U.S. Bank is cross-defaulted with the credit and security agreement. Moyes does not know whether U.S. Bank would deem either completing the Offer or any change in management an event of default. Moyes will seek to have U.S. Bank waive any potential events of default or will seek replacement financing. There can be no assurance of the success or timing of these efforts.

Change-in-Control Payments; Stock Options

   According to the Most Recent Proxy, the Company does not have any employment agreements, severance agreements, or change-in-control agreements with its executive officers. However, under certain circumstances involving a change-in-control, the stock options held by executive officers and other personnel may become immediately vested and exercisable, either with or without further action of the board of directors.

                           OWNERSHIP OF COMMON STOCK

   The following table sets forth information regarding the beneficial ownership of Shares held by Moyes and the other Nominees.

                           SHARES HELD BY MOYES AND
                     OTHER PERSONS NOMINATED AS DIRECTORS
                           BY THIS CONSENT STATEMENT

                        Amount and
                        Nature of                           Percent
  Name of Beneficial    Beneficial                            of
        Owner           Ownership        Title of Class      Class  Percent of Total Shares (1)
----------------------  ----------    --------------------- ------- ---------------------------
Jerry Moyes (2)          657,650 (3)  Class A Common Shares  12.7%             10.8%

SME Steel Contractors,
 Inc. (2)                300,000      Class A Common Shares   5.8%              4.9%

Earl H. Scudder           30,000 (4)  Class A Common Shares     *                 *

Gordon K. Holladay             0      Class A Common Shares    --                --

Jon Isaacson                   0      Class A Common Shares    --                --

Vickie L. Moyes (2)      297,150 (5)  Class A Common Shares   5.7%              4.9%

Craig P. Moyes           160,800 (6)  Class A Common Shares   3.1%              2.6%

Jeff L. Archibald              0      Class A Common Shares    --                --

Patrice Archibald              0      Class A Common Shares    --                --

Ronald G. Moyes                0      Class A Common Shares    --                --

Krista B. Moyes                0      Class A Common Shares    --                --

Michael J. Moyes               0      Class A Common Shares    --                --

Buddy Favero (7)             100      Class A Common Shares     *                 *

Laura Favero (7)             100      Class A Common Shares     *                 *

Nominees, as a group     848,550      Class A Common Shares  16.3%             13.9%

--------
*  Less than one percent.

(1) Based upon 5,196,358 outstanding Class A Common Shares and 913,751 outstanding Class B Common Shares.
(2) The business address of Jerry and Vickie Moyes is 2200 South 75th Avenue, Phoenix, Arizona 85043. The address of SME is 5955 West Wells Park Road, West Jordan, Utah 84088.
(3) Includes 60,500 Class A Common Shares held by Jerry Moyes; 297,150 Class A Common Shares held by The Jerry & Vickie Moyes Family Trust Dated 12/11/87, of which Jerry Moyes and his wife, Vickie L. Moyes are co-trustees; and 300,000 Class A Common Shares held by SME, the beneficial ownership of which may be attributable to him under applicable rules of the Commission.
(4) Includes 29,500 Class A Common Shares held in an IRA account.
(5) Includes 297,150 Class A Common Shares held by The Jerry & Vickie Moyes Family Trust Dated 12/11/87.
(6) Craig Moyes owns 5% of the outstanding voting stock of the parent of SME and disclaims beneficial ownership of all Shares owned by SME.
(7) Owned as joint tenants with rights of survivorship.

   The following table sets forth certain other information regarding the beneficial ownership of the Company.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
               OWNERS, DIRECTORS, AND MANAGEMENT OF THE COMPANY

   The following table indicates beneficial ownership of the Shares as reflected in the Most Recent Proxy by each Incumbent Director, the Chief Executive Officer, the four most highly compensated executive officers other than the Chief Executive Officer, each person then known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Class A Common Shares, and by all current directors and executive officers of the Company as a group. This table also indicates any change of beneficial ownership of the Shares as reported on Form 13G filed with the Commission subsequent to the Most Recent Proxy. Percentages are based on the number of outstanding Shares as reported in the Second Quarter 10-Q.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

                          Amount & Nature of                                           Percent of
Name of Beneficial Owner      Beneficial                                                 Total
          (1)               Ownership (2)         Title of Class      Percent of Class Shares (3)
------------------------  ------------------ ------------------------ ---------------- ----------
Richard D. Simon                 48,819      Class A Common                  *             *

Richard D. Simon (4)            913,751      Class B Common                 100%         15.0%

Alban B. Lang                   117,896      Class A Common                 2.3%          1.9%

Kelle A. Simon                  139,808      Class A Common                 2.7%          2.3%

Lyn Simon                       126,896      Class A Common                 2.4%          2.0%

Richard D. Simon, Jr.           126,395      Class A Common                 2.4%          2.0%

Sherry L. Bokovoy               118,738      Class A Common                 2.3%          1.9%

Gus E. Paulos                       --       Class A Common                  --            --

Don L. Skaggs                    55,000      Class A Common                 1.1%           *

Irene Warr                        4,700      Class A Common                  *             *

Jerry Moyes (5)                 657,650      Class A Common                12.7%         10.8%

SME Steel Contractors,
 Inc. (5)                       300,000      Class A Common                 5.8%          4.9%

Dimensional Fund
 Advisors Inc.                  337,600      Class A Common                 6.5%          5.5%

Wynnefield Capital
 Management                     330,500      Class A Common                 6.4%          5.4%

Capital Research and
 Management Company             300,000      Class A Common                 5.8%          4.9%

All directors and
 executive officers as a
 group (9 persons)            1,652,003 (6)  Class A & Class B Common       N/A          25.7%

--------
*  Less than one percent.
(1) The business address of Richard D. Simon, Alban B. Lang, Kelle A. Simon, Lyn Simon, Richard D. Simon, Jr., Sherry L. Bokovoy, and Irene Warr is P.O. Box 26297, Salt Lake City, Utah 84126-0297. The business address of Gus E. Paulos is 4050 West 3500 South, West Valley City, Utah 84120. The business address of Don L. Skaggs is 3828 South Main Street, Salt Lake City, Utah 84115. The business address of Jerry Moyes is 2200 South 75th Avenue, Phoenix, Arizona 85043. The address of SME Steel Contractors, Inc. is 5955 West Wells Park Road, West Jordan, Utah 84088. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401-1038. The address of Wynnefield Capital Management is One Penn Plaza, Suite 4720, New York, New York 10119. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.
(2) In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares beneficially owned includes 64,600 Class A Common Shares underlying options to purchase granted to each of Alban B. Lang, Kelle A. Simon, Lyn Simon, Richard D. Simon, Jr., and Sherry L. Bokovoy (the "Optionees") that were, at December 15, 1999, either currently exercisable or were scheduled to become exercisable within 60 days of December 15, 1999. The 60,400 remaining shares underlying options granted to the Optionees that were not scheduled to become exercisable within 60 days of December 15, 1999 are excluded. The options have exercise prices ranging from $9.00 to $23.00 per share. The shares owned also include an aggregate 67,119 shares of Class A Common Shares held in the Company's 401(k) Plan on behalf of Richard D. Simon (38,425 shares), Alban B. Lang (9,037 shares), Kelle A. Simon (6,631 shares), Lyn Simon (10,453 shares), and Sherry L. Bokovoy (2,573 shares). The total shares include 3,000 Class A Common Shares underlying stock options granted to Irene Warr that are currently exercisable or were scheduled to become exercisable within 60 days of December 15, 1999. Unless otherwise indicated all shares are owned directly.
(3) Percentage based on both Class A and Class B Common Shares and includes for purposes of this chart only the vested portion of options granted under the Company's Incentive Stock Plan and Outside Director Stock Plan.
(4) All shares are held by Richard D. Simon, Trustee of the Richard D. Simon Revocable Trust, UTAD 2/12/93, of which the four children of Richard D. Simon are the beneficiaries, subject to a life estate in favor of Valene Simon, wife of Richard D. Simon. Because the Class B Common Shares are entitled to two votes per share, Mr. Simon, as Trustee, controls 25.5% of the combined voting power of the Shares. Richard D. Simon filed a Form 13G with the Commission on February 10, 2000.
(5) Includes 300,000 Class A Common Shares owned by SME Steel Contractors, Inc., the beneficial ownership of which may be attributable to him under applicable rules of the Commission. Mr. Moyes owns approximately 75% of the outstanding voting stock of the parent corporation of SME Steel Contractors, Inc.
(6) Includes approximately 323,000 shares underlying exercisable stock options with exercise prices ranging from $9.00 to $23.00 per share.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act, as amended, requires officers, directors, and owners of more than 10% of a registered class of securities, to file reports of ownership and changes in ownership with the Commission. As an owner of more than 10% of the Company's Class A Common Shares, Moyes is required by regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms he files. As of the date of this Consent Statement, Moyes has complied with all Section 16(a) filing requirements applicable to him with respect to transactions in the Company's Class A Common Shares. The other Nominees are not officers, directors, or owners of more than 10% of a registered class of the Company's securities and are therefore not required to make any filings in accordance with Section 16(a).

                        CERTAIN INFORMATION ABOUT MOYES

   Moyes, an individual residing in Phoenix, Arizona, is the Chairman, President, and Chief Executive Officer of Swift. Swift is an interstate truckload carrier providing freight transportation services for customers throughout the United States. Swift generated over $1 billion in revenue during 1999 and is the third largest publicly traded truckload carrier in the United States, measured by revenue. The principal office of Moyes is located at 2200 S. 75th Avenue, Phoenix, Arizona 85031.

                            ADDITIONAL INFORMATION

   Your consent is important. No matter how many or how few Shares you own, please submit your consent to the Proposals contained in this Consent Statement. Moyes must receive the consents by July 19, 2000, to ensure timely delivery to the Company. Only your latest dated consent counts.

   If you have any questions, would like to request copies of Schedule TO, the Offer to Purchase, or the Letter of Transmittal, or require any assistance in executing or delivering your consent, please contact Moyes' solicitors:

                           MacKenzie Partners, Inc.
                               156 Fifth Avenue
                              New York, NY 10010
                         (212) 929-5500 (call collect)
                         Call Toll-Free (800) 322-2885
                           Fax Number (212) 929-0308

   Copies of the Schedule TO, Offer to Purchase, and Letter of Transmittal also may be obtained by mail, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and can be obtained electronically on the Commission's World Wide Web site at http://www.sec.gov.

                                   EXHIBIT A

                                  NEW BYLAWS
                                      OF
                      SIMON TRANSPORTATION SERVICES INC.

                                   ARTICLE I

                                    OFFICES

   1. Principal Office. The principal office of the Corporation shall be in Washoe County, Nevada, which initially shall be its known place of business.

   2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                                 STOCKHOLDERS

   1. Annual Meeting. The annual meeting of the Stockholders shall be held at such date and time as the Board of Directors shall determine, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.

   2. Special Meetings. Special meetings of the Stockholders may be called for any purpose or purposes at any time by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or a Stockholder or a group of Stockholders holding more than one-third of the number of shares of all classes of common stock.

   3. Place of Meetings. Annual and special meetings of the Stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

   4. Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty
(60) days before the date of the meeting. Notice may be delivered either personally or by first class, certified or registered mail, postage prepaid, and signed by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to the Stockholder at his or her address as it appears on the stock transfer books of the Corporation. Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Stockholder or Stockholders signing such waiver. Attendance of a Stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the

Stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

   5. Fixing Date for Determination of Stockholders Record. In order that the Corporation may determine the Stockholders entitled to notice of and to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be. If the Board of Directors has not fixed a record date for determining the Stockholders entitled to notice of and to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board of Directors has not fixed a record date for determining the Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, the record date shall be the day on which the first written consent is expressed by any Stockholder. If the Board of Directors has not fixed a record date for determining Stockholders for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

   6. Record of Stockholders. The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, at least ten (10) days before every meeting of Stockholders, a complete record of the Stockholders entitled to vote at a meeting of Stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten
(10) days prior to the meeting, either at a place specified in the notice of the meeting or if not so specified, at the Corporation's principal place of business. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.

   7. Quorum and Manner of Acting. At any meeting of the Stockholders, the presence, in person or by proxy, of a majority of the total voting power of the outstanding common stock entitled to vote in the election of directors shall constitute a quorum for the transaction of business except as otherwise provided by the Nevada General Corporation Law or by the Articles of Incorporation of the Corporation, as amended form time to time (the "Articles of Incorporation"). All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes. Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of Stockholders leaving less than a quorum. Except as otherwise provided in the Nevada General Corporation Law or the Articles of Incorporation, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote thereat shall be the act of the Stockholders; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

   8. Voting of Shares of Stock. Each Stockholder shall be entitled to the number of votes (or corresponding fraction thereof) authorized for shares of such class or series in the Corporation's Articles of Incorporation or any certificate of designation for such class or series for each share of stock (or fraction thereof) standing in his, her or its name on the books of the Corporation on the record date. A Stockholder may vote either in person or by valid proxy, as defined in Section 12 of this Article II, executed in writing by the Stockholder or by his, her or its duly authorized attorney in fact. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, when held by it in a fiduciary capacity. Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Unless demanded by a Stockholder present in person or by proxy at any meeting of the Stockholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the Stockholder voting, or by his or her proxy, and shall state the number of shares voted.

   9. Organization. At each meeting of the Stockholders, the Chairman of the Board, or, if he or she is absent therefrom or if no Chairman is appointed, the Chief Executive Officer, or if he or she is absent therefrom, the President, one of the Vice Presidents or, if all are absent therefrom, another officer of the Corporation chosen as chairman of such meeting by Stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation are absent therefrom, a Stockholder of record so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

   10. Order of Business. The order of business at each meeting of the Stockholders shall be determined by the chairman of such meeting, but the order of business may be changed by the vote of Stockholders holding a majority of the shares present in person or by proxy at such meeting and entitled to vote thereat.

   11. Voting. At all meetings of Stockholders, each Stockholder entitled to vote thereat shall have the right to vote, in person or by proxy, and shall have, for each share of stock registered in his, her or its name, the number of votes provided by the Articles of Incorporation or any certificate of designation in respect of stock of such class or series. Stockholders shall not have cumulative voting rights with respect to the election of Directors or for any other purpose.

   12. Voting by Proxy. At any meeting of the Stockholders, any Stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

   13. Action by Stockholders Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by Stockholders holding at least a majority of the voting power (except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required). Any such consent shall be filed with the minutes of the proceedings of the Stockholders.

   14. Irregularities. All information and/or irregularities in calls, notices of meetings and in the manner of voting, form of proxies, credentials, and method of ascertaining those present, shall be deemed waived if no objection is made at the meeting or if waived in writing.

                                  ARTICLE III

                              BOARD OF DIRECTORS

   1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

   2. Number, Term of Office, and Qualifications. Upon the adoption of the Bylaws, the number of directors constituting the entire Board of Directors shall be increased to that number of directors equal to thirteen (13) more than the number of directors actually serving as directors of the Company immediately prior to the adoption of these Bylaws. The thirteen (13) new director positions created by these Bylaws shall be filled by the Stockholders if they act contemporaneously with the adoption of these Bylaws to fill such seats. If such director seats are not filled on or prior to the next business day after the date these Bylaws are adopted, by the action of holders of a majority of the total voting power of all outstanding shares of common stock entitled to vote in the election of directors, by written consent or at a meeting duly noticed and held, then such seats shall be deemed vacant and shall be filled by the Stockholders or the Board of Directors pursuant to
Article III, Section 11 of these Bylaws. The terms of the directors elected to fill the thirteen (13) new seats shall extend until the next annual meeting of Stockholders. The terms of all directors serving immediately prior to the adoption of these Bylaws shall continue for their original duration. Following the expiration of such terms, the seats held by such directors shall be elected annually at the annual meeting of Stockholders. The terms of all directors elected to fill vacancies on the Board of Directors (including vacancies resulting from the increase in directorships effected by these Bylaws) shall extend until the next annual meeting of Stockholders, and the seats held by such directors shall thereafter be elected annually at the annual meeting of Stockholders. Directors need not be Stockholders.

   3. Place of Meeting. The Board of Directors may hold its meetings, either within or without the State of Nevada, at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

   4. Annual Meetings. As soon as practicable after each annual election of Directors and on the same day, the Board of Directors shall meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board of Directors, or in the event of waiver of notice as specified in the written waiver of notice.

   5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors shall from time to time by resolution determine.

   6. Special Meetings; Notice. Special meetings of the Board of Directors shall be held, either within or without the State of Nevada, whenever called by the Chairman of the Board, or by the Chief Executive Officer, or a majority of the Directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 9 of this Article III, notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Director or Directors signing such waiver. Attendance of a Director at a special meeting of the

Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

   7. Quorum and Manner of Acting. A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the Nevada General Corporation Law, the vote of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum from any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The Directors shall act only as a Board of Directors and the individual Directors shall have no power as such.

   8. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, if he or she is absent therefrom or if no Chairman is appointed, the Chief Executive Officer, or if he or she is absent therefrom, a Director chosen by a majority of the Directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

   9. Action by Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Directors and such consent is filed with the minutes of the proceedings of the Board of Directors.

   10. Resignations. Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the Chief Executive Officer, or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   11. Vacancies. Subject to Article III, Section 2 of these Bylaws, all vacancies on the Board of Directors may be filled either by (i) the action of Stockholders holding at least a majority of the total voting power of the issued and outstanding stock entitled to vote in the election of such Directors, acting by written consent or at a meeting duly noticed and held, or
(ii) a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. If at any time, by reason of death or resignation or other cause, the Corporation has no Directors in office, then any officer or any Stockholder or an executor, administrator, trustee, or guardian of a Stockholder, may call a special meeting of Stockholders for the purpose of filling vacancies in the Board of Directors. If one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

   12. Compensation. The Board of Directors may at any time and from time to time by resolution provide that the Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director or both, in either case payable in cash, the Corporation's stock, or such other form designated by the Board of Directors. In addition, the Board of Directors may at any time and from time to time by resolution provide that Directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board of Directors. Nothing in this section shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any Director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a Director.

   13. Removal. Any one or more Directors may be removed from office with or without cause by the vote of Stockholders representing not less than two-thirds of the total voting power of the issued and outstanding stock entitled to vote in the election of such directors.

                                  ARTICLE IV

                                   OFFICERS

   1. Number. The Corporation shall have the following officers: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. At the discretion of the Board of Directors, the Corporation may also have additional Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.

   2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors or at a special meeting of the Board of Directors called for that purpose. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

   3. Agents. In addition to the officers mentioned in Section 1 of this
Article IV, the Board of Directors may appoint such agents as the Board of Directors may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or to any committee the power to appoint or remove any such agents.

   4. Removal. Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the entire Board of Directors.

   5. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the times specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   6. Vacancies. A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board of Directors.

   7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Stockholders and at all meetings of the Board of Directors. In general, the Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him or her by the Board of Directors.

   8. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board of Directors, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. If at any time the Corporation has no Chief Executive Officer, the duties and responsibilities designated for such position shall be performed by the Chairman of the Board, or by an officer of the Corporation designated by the Chairman of the Board or, in the absence of such designation, designated by the Board of Directors. The Chief Executive Officer shall: (a) make a report of the state of the business of the Corporation at each annual meeting of the Stockholders; (b) see that all orders and resolutions of the Board of Directors are carried into effect; (c) sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation; (d) have the right to sign, execute, and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts, or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (e) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it.

   9. President. The President shall perform such duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

   10. Vice President. The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the Chairman of the Board, the Chief Executive Officer or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws.

   11. Secretary. The Secretary shall: (a) record all the proceedings of the meetings of the Stockholders, the Board of Directors and the committees of the Board of Directors, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is authorized and required;
(d) sign, if directed by the Board of Directors, with another authorized officer, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided in Section 3 of
Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and
(h) see that the duties prescribed by Section 6 of Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

   12. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for monies due and payable to the Corporation from any sources whatsoever; (c) deposit all such monies to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of
Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in
Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies so disbursed;
(f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Chairman of the Board, the Chief Executive Officer, or the Board of Directors, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; (h) sign, if directed by the Board of Directors, with another authorized officer, certificates for stock of the Corporation; and (i) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chairman of the Board, the Chief Executive Officer, or any of the Directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

   13. Assistant Officers. Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, as the case may be, or by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

   14. Combination of Offices. Any two of the offices hereinabove enumerated may be held by one and the same person, if such person is so elected or appointed.

   15. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE V

                                  COMMITTEES

   1. Executive Committee; How Constituted and Powers. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more of the Directors then in office, who shall include the Chairman of the Board, to constitute an Executive Committee, which shall have and may exercise between meetings of the Board of Directors all the delegable powers of the Board of Directors to the extent not expressly prohibited by the Nevada General Corporation Law or by resolution of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. Each member of the Executive Committee shall continue to be a member thereof only during the pleasure of a majority of the whole Board of Directors.

   2. Executive Committee; Organization. The Chairman of the Board shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Chairman of the Board or the Secretary, the Committee may appoint a chairman or secretary, as the case may be, of the meeting.

   3. Executive Committee; Meetings. Regular meetings of the Executive Committee may be held without notice on such days and at such places as shall be fixed by resolution adopted by a majority of the Committee and communicated to all its members. Special meetings of the Committee shall be held whenever called by the Chairman of the Board or a majority of the members thereof then in office. Notice of each special meeting of the Committee shall be given in the manner provided in Section 6 of Article III of these Bylaws for special meetings of the Board of Directors. Notice of any such meeting of the Executive Committee, however, need not be given to any member of the Committee if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication either before or after the meeting, or if he or she is present at such meeting, except when he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Subject to the provisions of this Article V, the Committee, by resolution adopted by a majority of the whole Committee, shall fix its own rules of procedure and it shall keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings have been taken. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

   4. Executive Committee; Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and, except as specified in Section 3 of this Article V, the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. The members of the Committee shall act only as a committee, and the individual members shall have no power as such.

   5. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may constitute other committees, which shall in each case consist of one or more of the Directors and, at the discretion of the Board of Directors, such officers who are not Directors. The Board of Directors may designate one or more Directors or officers who are not Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them; provided, however, that
(a) unless all of the members of any committee shall be Directors, such committee shall not have authority to exercise any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation or any of them, such committee shall consist of not less than three (3) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

   6. Committee Minutes. The Executive Committee and any other committee shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

   7. Action by Committees Without a Meeting. Any action required or permitted to be taken at a meeting of the Executive Committee or any other committee of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all members of the committee and such consent is filed with the minutes of the proceedings of the committee.

   8. Resignations. Any member of the Executive Committee or any other committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the Chief Executive Officer, or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   9. Vacancies. Any vacancy in the Executive Committee or any other committee shall be filled by the vote of a majority of the whole Board of Directors.

   10. Compensation. The Board of Directors may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member in either case payable in cash, the Corporation stock, or such other form designated by the Board of Directors. In addition, the Board of Directors may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting. Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any committee member receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

   11. Dissolution of Committees; Removal of Committee Members. The Board of Directors, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve the Executive Committee or any other committee, and, with or without cause, remove any member thereof.

                                  ARTICLE VI

                                 MISCELLANEOUS

   1. Execution of Contracts. Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President. In addition, the Board of Directors may authorize any other officer or officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board of Directors may by resolution determine.

   2. Attestation. The President, any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the Chairman of the Board, the Chief Executive Officer, or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

   3. Checks, Drafts. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange, and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 4 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

   4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board of Directors may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

   5. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

   6. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors, and may thereafter be changed from time to time by action of the Board of Directors. Initially, the fiscal year shall begin on October 1 and end on September 30.

   7. Applicability of the Acquisition of Controlling Interest Statute. The provisions of the Nevada Revised Statutes, Sections 78.378 to 78.3793, inclusive, shall not apply to the Corporation or to the acquisition of a controlling interest of the Corporation by existing or future stockholders.

                                  ARTICLE VII

                                     STOCK

   1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President and by the Treasurer, Secretary, or an Assistant Treasurer or Assistant Secretary. The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the Nevada General Corporation Law. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. Certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued in exchange for such shares until the original certificate has been cancelled; except that in the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

   2. Transfer of Stock. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

   3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

   4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

   5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                 ARTICLE VIII

                                   DIVIDENDS

   The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Articles of Incorporation and the Nevada General Corporation Law.

                                  ARTICLE IX

                                     SEAL

   A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall bear the full name of the Corporation and the year and state of incorporation, or words or figures of similar import.

                                   ARTICLE X

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Corporation shall indemnify its directors and officers to the maximum extent permitted by the Nevada General Corporation Law. Indemnification shall be provided unless it is ultimately determined by a court of competent jurisdiction that (i) the indemnified party did not act in a manner he or she believed in good faith to be in, or not opposed to, the best interests of the Corporation and, (ii) with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was lawful. Expenses shall be advanced to an indemnified party upon written confirmation that he or she has not acted in a manner that would preclude indemnification above and an undertaking to return any advances if it is ultimately determined by a court of competent jurisdiction that the party is not entitled to indemnification under the standard set forth herein.

                                  ARTICLE XI

                                  AMENDMENTS

   These Bylaws may be repealed, altered, or amended, or new bylaws may be adopted, by (i) the affirmative vote of a majority of the total voting power of the outstanding common stock of the Corporation, or (ii) the affirmative vote of a majority of the entire Board of Directors; provided, that no repeal, alteration, amendment, or adoption of new bylaws by the directors shall be effective to override any provision adopted by the Stockholders.

   The undersigned Secretary of Simon Transportation Services Inc. hereby certifies the foregoing to be the Bylaws of the Corporation, as adopted by the
Board of Directors on the      day of                         , 2000.


                                          _____________________________________
                                                                , Secretary

                                   EXHIBIT B

                              AMENDED NEW BYLAWS
                                      OF
                      SIMON TRANSPORTATION SERVICES INC.

                                   ARTICLE I

                                    OFFICES

   1. Principal Office. The principal office of the Corporation shall be in Washoe County, Nevada, which initially shall be its known place of business.

   2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                                 STOCKHOLDERS

   1. Annual Meeting. The annual meeting of the Stockholders shall be held at such date and time as the Board of Directors shall determine, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.

   2. Special Meetings. Special meetings of the Stockholders may be called for any purpose or purposes at any time by a majority of the Board of Directors, the Chairman of the Board, or the President, the Chief Executive Officer, or a Stockholder or a group of Stockholders holding more than one-third of the number of shares of all classes of common stock.

   3. Place of Meetings. Annual and special meetings of the Stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

   4. Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty
(60) days before the date of the meeting. Notice may be delivered either personally or by first class, certified or registered mail, postage prepaid, and signed by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to the Stockholder at his or her address as it appears on the stock transfer books of the Corporation. Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Stockholder or Stockholders signing such waiver. Attendance of a Stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the

Stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

   5. Fixing Date for Determination of Stockholders Record. In order that the Corporation may determine the Stockholders entitled to notice of and to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be. If the Board of Directors has not fixed a record date for determining the Stockholders entitled to notice of and to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board of Directors has not fixed a record date for determining the Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, the record date shall be the day on which the first written consent is expressed by any Stockholder. If the Board of Directors has not fixed a record date for determining Stockholders for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

   6. Record of Stockholders. The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, at least ten (10) days before every meeting of Stockholders, a complete record of the Stockholders entitled to vote at a meeting of Stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten
(10) days prior to the meeting, either at a place specified in the notice of the meeting or if not so specified, at the Corporation's principal place of business. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.

   7. Quorum and Manner of Acting. At any meeting of the Stockholders, the presence, in person or by proxy, of the holders of a majority of the total voting power of the outstanding common stock entitled to vote in the election of directors shall constitute a quorum for the transaction of business except as otherwise provided by the Nevada General Corporation Law or by the Articles of Incorporation of the Corporation, as amended form time to time (the "Articles of Incorporation"). All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes. Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of Stockholders leaving less than a quorum. Except as otherwise provided in the Nevada General Corporation Law or the Articles of Incorporation, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote thereat shall be the act of the Stockholders; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

   8. Voting of Shares of Stock. Each Stockholder shall be entitled to the number of votes (or corresponding fraction thereof) authorized for shares of such class or series in the Corporation's Articles of Incorporation or any certificate of designation for such class or series for each share of stock (or fraction thereof) standing in his, her or its name on the books of the Corporation on the record date. A Stockholder may vote either in person or by valid proxy, as defined in Section 12 of this Article II, executed in writing by the Stockholder or by his, her or its duly authorized attorney in fact. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, when held by it in a fiduciary capacity. Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Unless demanded by a Stockholder present in person or by proxy at any meeting of the Stockholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the Stockholder voting, or by his or her proxy, and shall state the number of shares voted.

   9. Organization. At each meeting of the Stockholders, the Chairman of the Board, or, if he or she is absent therefrom or if no Chairman is appointed, the President Chief Executive Officer, or if he or she is absent therefrom, the President, one of the Vice Presidents or, if all are absent therefrom, another officer of the Corporation chosen as chairman of such meeting by Stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation are absent therefrom, a Stockholder of record so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

   10. Order of Business. The order of business at each meeting of the Stockholders shall be determined by the chairman of such meeting, but the order of business may be changed by the vote of Stockholders holding a majority of the shares present in person or by proxy at such meeting and entitled to vote thereat.

   11. Voting. At all meetings of Stockholders, each Stockholder entitled to vote thereat shall have the right to vote, in person or by proxy, and shall have, for each share of stock registered in his, her or its name, the number of votes provided by the Articles of Incorporation or any certificate of designation in respect of stock of such class or series. Stockholders shall not have cumulative voting rights with respect to the election of Directors or for any other purpose.

   12. Voting by Proxy. At any meeting of the Stockholders, any Stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

   13. Action by Stockholders Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by Stockholders holding at least a majority of the voting power (except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required). andAny such consent isshall be filed with the minutes of the proceedings of the Stockholders.

   14. Irregularities. All information and/or irregularities in calls, notices of meetings and in the manner of voting, form of proxies, credentials, and method of ascertaining those present, shall be deemed waived if no objection is made at the meeting or if waived in writing.

                                  ARTICLE III

                              BOARD OF DIRECTORS

   1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

   2. Number, Term of Office, and Qualifications. Upon the adoption of the Bylaws, the number of directors constituting the entire Board of Directors shall be increased to that number of directors equal to thirteen (13) more than the number of directors actually serving as directors of the Company immediately prior to the adoption of these Bylaws. The thirteen (13) new director positions created by these Bylaws shall be filled by the Stockholders if they act contemporaneously with the adoption of these Bylaws to fill such seats. If such director seats are not filled on or prior to the next business day after the date these Bylaws are adopted, by the action of holders of a majority of the total voting power of all outstanding shares of common stock entitled to vote in the election of directors, by written consent or at a meeting duly noticed and held, then such seats shall be deemed vacant and shall be filled by the Stockholders or the Board of Directors pursuant to
Article III, Section 12 of these Bylaws. The terms of the directors elected to fill the thirteen (13) new seats shall extend until the next annual meeting of Stockholders. The terms of all directors serving immediately prior to the adoption of these Bylaws shall continue for their original duration. Following the expiration of such terms, the seats held by such directors shall be elected annually at the annual meeting of Stockholders. The terms of all directors elected to fill vacancies on the Board of Directors (including vacancies resulting from the increase in directorships effected by these Bylaws) shall extend until the next annual meeting of Stockholders, and the seats held by such directors shall thereafter be elected annually at the annual meeting of Stockholders. Directors need not be Stockholders.

   2. Number, Term of Office, and Classification. The Board of Directors shall consist of not less than 3 nor more than 12 directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors, and in any event at least one-fourth of the number of directors shall be in each class. At the 1997 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, commencing in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected or reelected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of stockholders. A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. A director elected by the Board of Directors to fill a vacancy not resulting from an increase in the number of directors shall hold office until the expiration of the term he or she was elected to fill and until his or her successor shall be elected and shall qualify. Notwithstanding any other provision of these Bylaws, this Article III, Section 2 of the Bylaws may be amended only by (a) the affirmative vote of two-thirds of the continuing directors, or (b) the affirmative vote of stockholders holding at least two-thirds of the voting power of all outstanding voting stock. For purposes of this section a continuing director is any director who was a member of the Board of Directors prior to any person or group becoming an interested stockholder, as well as any director who subsequently became a director or subsequently whose nomination or election was approved by a majority of the continuing directors then in office. An interested stockholder is any person or group acting in concert who hereafter (a) becomes the beneficial owner of stock representing 25% or more of the outstanding votes entitled to be cast any election of directors. Stock shall be deemed to be beneficially owned if any person or its affiliates or associates (as such terms are defined under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) directly or indirectly (a) owns such securities (regardless of whether they would be determined to beneficially own such securities under Section 13(d) under the Exchange Act); (b) has the right to acquire such securities (immediately or with the passage of time) pursuant to any offer to purchase, exercise of exchange, conversion or similar rights, exercise of warrants or options, or otherwise; or (c) has the right to vote such securities pursuant to any agreement, arrangement, or understanding other than under a revocable proxy solicited in accordance with the General Rules and Regulations under the Exchange Act and not reportable on Schedule 13(d) (or any successor to such act or form). No person or member of a group that presently owns over 25% of the company's voting stock, nor any transferee or successive transferee shall be deemed an interested stockholder.

   3. Place of Meeting. The Board of Directors may hold its meetings, either within or without the State of Nevada, at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

   4. Annual Meetings. As soon as practicable after each annual election of Directors and on the same day, the Board of Directors shall meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board of Directors, or in the event of waiver of notice as specified in the written waiver of notice.

   5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors shall from time to time by resolution determine.

   6. Special Meetings; Notice. Special meetings of the Board of Directors shall be held, either within or without the State of Nevada, whenever called by the Chairman of the Board, or by the President Chief Executive Officer, or a majority of the Directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 9 of this Article III, notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two
(2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Director or Directors signing such waiver. Attendance of a Director at a special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

   7. Quorum and Manner of Acting. A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the Nevada General Corporation Law, the vote of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum from any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The Directors shall act only as a Board of Directors and the individual Directors shall have no power as such.

   8. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, if he or she is absent therefrom or if no Chairman is appointed, the President Chief Executive Officer, or if he or she is absent therefrom, a Director chosen by a majority of the Directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

   9. Action by Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Directors and such consent is filed with the minutes of the proceedings of the Board of Directors.

   10. Resignations. Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the President Chief Executive Officer, or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   11. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the Stockholders having the right to vote as a single class Subject to Article III, Section 2 of these Bylaws, all vacancies on the Board of Directors may be filled by a either by (i) the action of Stockholders holding at least a majority of the total voting power of the issued and outstanding stock entitled to vote in the election of such Directors, acting by written consent or at a meeting duly noticed and held, or (ii) a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. If at any time, by reason of death or resignation or other cause, the Corporation has no Directors in office, then any officer or any Stockholder or an executor, administrator, trustee, or guardian of a Stockholder, may call a special meeting of Stockholders for the purpose of filling vacancies in the Board of Directors. If one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

   12. Compensation. The Board of Directors may at any time and from time to time by resolution provide that the Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director or both, in either case payable in cash, the Corporation's stock, or such other form designated by the Board of Directors. In addition, the Board of Directors may at any time and from time to time by resolution provide that Directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board of Directors. Nothing in this section shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any Director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a Director.

   13. Removal. Any one or more Directors may be removed from office with or without cause by the vote of Stockholders representing not less than two-thirds of the total voting power of the issued and outstanding stock entitled to vote in the election of such directors.

                                  ARTICLE IV

                                   OFFICERS

   1. Number. The Corporation shall have the following officers: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. At the discretion of the Board of Directors, the Corporation may also have additional Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.

   2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors or at a special meeting of the Board of Directors called for that purpose. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

   3. Agents. In addition to the officers mentioned in Section 1 of this
Article IV, the Board of Directors may appoint such agents as the Board of Directors may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or to any committee the power to appoint or remove any such agents.

   4. Removal. Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole entire Board of Directors.

   5. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the times specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the Chairman of the Board, the President Chief Executive Officer, or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   6. Vacancies. A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board of Directors.

   7. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have, subject to the control preside at all meetings of the Stockholders and at all meetings of the Board of Directors, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. If at any time the Corporation has no Chairman of the Board, the duties and responsibilities designated for such position shall be performed by the President, or by an officer of the Corporation designated by the President or, in the absence of such designation, designated by the Board of Directors. The Chairman of the Board shall: (a) preside at all meetings of the Stockholders and at all meetings of the Board of Directors; (b) make a report of the state of the business of the Corporation at each annual meeting of the Stockholders; (c) see that all orders and resolutions of the Board of Directors are carried into effect; (d) sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation; (e) have the right to sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (f) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it. In general, the Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him or her by the Board of Directors.

   8. President. The President Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board of Directors and the Chairman of the Board, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. At the request of If at any time the Corporation has no Chief Executive Officer, the duties and responsibilities designated for such position shall be performed by the Chairman of the Board, or in case of his or her absence or inability to act, the President shall perform the duties of by an officer of the Corporation designated by the Chairman of the Board and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman or, in the absence of such designation, designated by the Board of Directors. The Chief Executive Officer shall: (a) make a report of the state of the business of the Corporation at each annual meeting of the Stockholders; (b) see that all orders and resolutions of the Board. He may sign of Directors are carried into effect; (c) sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation.

He may; (d) have the right to sign, execute, and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts, or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officers officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered, and he may; and (e) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it.

   In general, the 9. President. The President shall perform all duties incident to the office of the President and such other such duties as from time to time may be assigned to him or her by the Board of Directors or, the Chairman of the Board, or the Chief Executive Officer.

   9 10. Vice President. The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the Chairman of the Board, the President Chief Executive Officer or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws.

   At the request of the President, or in case of his or her absence or inability to act, and a Vice President so designated by the Board of Directors, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

   10 11. Secretary. The Secretary shall: (a) record all the proceedings of the meetings of the Stockholders, the Board of Directors and the committees of the Board of Directors, if any, in one or more books kept for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is authorized and required; (d) sign, if directed by the Board of Directors, with the Chairman of the Board, the President, or a Vice President another authorized officer, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided in Section 3 of
Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any Director director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President Chief Executive Officer or the Board of Directors.

   11 12. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for monies due and payable to the Corporation from any sources whatsoever; (c) deposit all such monies to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board, or the President Chief Executive Officer shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same;

(g) render to the Chairman of the Board, the President Chief Executive Officer, or the Board of Directors, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; (h) sign, if directed by the Board of Directors, with the Chairman of the Board, the President, or a Vice President another authorized officer, certificates for stock of the Corporation; and (i) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chairman of the Board, the President Chief Executive Officer, or any of the Directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President Chief Executive Officer or the Board of Directors.

   12 13. Assistant Officers. Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, as the case may be, or by the Board of Directors, the Chairman of the Board, or the President Chief Executive Officer.

   13 14. Combination of Offices. Any two of the offices hereinabove enumerated may be held by one and the same person, if such person is so elected or appointed.

   14 15. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE V

                                  COMMITTEES

   1. Executive Committee; How Constituted and Powers. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more of the Directors then in office, who shall include the Chairman of the Board, to constitute an Executive Committee, which shall have and may exercise between meetings of the Board of Directors all the delegable powers of the Board of Directors to the extent not expressly prohibited by the Nevada General Corporation Law or by resolution of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. Each member of the Executive Committee shall continue to be a member thereof only during the pleasure of a majority of the whole Board of Directors.

   2. Executive Committee; Organization. The Chairman of the Board shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Chairman of the Board or the Secretary, the Committee may appoint a chairman or secretary, as the case may be, of the meeting.

   3. Executive Committee; Meetings. Regular meetings of the Executive Committee may be held without notice on such days and at such places as shall be fixed by resolution adopted by a majority of the Committee and communicated to all its members. Special meetings of the Committee shall be held whenever called by the Chairman of the Board or a majority of the members thereof then in office. Notice of each special meeting of the Committee shall be given in the manner provided in Section 6 of Article III of these Bylaws for special meetings of the Board of Directors. Notice of any such meeting of the Executive Committee, however, need not be given to any member of the Committee if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication either before or after the meeting, or if he or she is present at such meeting, except when he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Subject to the provisions of this Article V, the Committee, by resolution adopted by a majority of the whole Committee, shall fix its own rules of procedure and it shall keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings have been taken. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

   4. Executive Committee; Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and, except as specified in Section 3 of this Article V, the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. The members of the Committee shall act only as a committee, and the individual members shall have no power as such.

   5. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may constitute other committees, which shall in each case consist of one or more of the Directors and, at the discretion of the Board of Directors, such officers who are not Directors. The Board of Directors may designate one or more Directors or officers who are not Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them; provided, however, that
(a) unless all of the members of any committee shall be Directors, such committee shall not have authority to exercise any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation or any of them, such committee shall consist of not less than three (3) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

   6. Committee Minutes. The Executive Committee and any other committee shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

   7. Action by Committees Without a Meeting. Any action required or permitted to be taken at a meeting of the Executive Committee or any other committee of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all members of the committee and such consent is filed with the minutes of the proceedings of the committee.

   8. Resignations. Any member of the Executive Committee or any other committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, the President Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the Chief Executive Officer, or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   9. Vacancies. Any vacancy in the Executive Committee or any other committee shall be filled by the vote of a majority of the whole Board of Directors.

   10. Compensation. The Board of Directors may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member in either case payable in cash, the Corporation stock, or such other form designated by the Board of Directors. In addition, the Board of Directors may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting. Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any committee member receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

   11. Dissolution of Committees; Removal of Committee Members. The Board of Directors, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve the Executive Committee or any other committee, and, with or without cause, remove any member thereof.

                                  ARTICLE VI

                                 MISCELLANEOUS

   1. Execution of Contracts. Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President. In addition, the Board of Directors may authorize any other officer or officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board of Directors may by resolution determine.

   2. Attestation. Any The President, any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the Chairman of the Board, the President Chief Executive Officer, or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

   3. Checks, Drafts. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange, and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 4 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

   4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board, or the President Chief Executive Officer shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board of Directors may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

   5. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President, or any Vice President or the Chief Executive Officer may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

   6. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors, and may thereafter be changed from time to time by action of the Board of Directors. Initially, the fiscal year shall begin on October 1 and end on September 30.

   7. Applicability of the Acquisition of Controlling Interest Statute. The provisions of the Nevada Revised Statutes, Sections 78.378 to 78.3793, inclusive, shall not apply to the Corporation or to the acquisition of a controlling interest of the Corporation by existing or future stockholders.

                                  ARTICLE VII

                                     STOCK

   1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, or a

Vice President and by the Treasurer, Secretary, or an Assistant Treasurer or Assistant Secretary. The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the Nevada General Corporation Law. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. Certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued in exchange for such shares until the original certificate has been cancelled; except that in the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

   2. Transfer of Stock. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

   3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

   4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

   5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                 ARTICLE VIII

                                   DIVIDENDS

   The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Articles of Incorporation and the Nevada General Corporation Law.

                                  ARTICLE IX

                                     SEAL

   A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall bear the full name of the Corporation and the year and state of incorporation, or words or figures of similar import.

                                   ARTICLE X

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Corporation shall indemnify its directors and officers to the maximum extent permitted by the Nevada General Corporation Law. Indemnification shall be provided unless it is ultimately determined by a court of competent jurisdiction that (i) the indemnified party did not act in a manner he or she believed in good faith to be in, or not opposed to, the best interests of the Corporation and, (ii) with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was lawful. Expenses shall be advanced to an indemnified party upon written confirmation that he or she has not acted in a manner that would preclude indemnification above and an undertaking to return any advances if it is ultimately determined by a court of competent jurisdiction that the party is not entitled to indemnification under the standard set forth herein.

                                  ARTICLE XI

                                  AMENDMENTS

   These Bylaws may be repealed, altered, or amended, or new bylaws may be adopted, by (i) the affirmative vote of a majority of all the directors. These Bylaws may also be repealed, altered or amended, or new bylaws may be adopted by the total voting power of the outstanding common stock of the Corporation, or (ii) the affirmative vote of not less than a majority of the combined voting power of the then outstanding capital stock of the Corporation. entire Board of Directors; provided, that no repeal, alteration, amendment, or adoption of these New Bylaws by the directors shall be effective to override any provision adopted after the date of the New Bylaws by the Stockholders and, further provided, that the Stockholders shall be entitled to override any repeal, alteration, amendment, or adoption of any provision solely by the Board of Directors by subsequent action.

   The undersigned Secretary of Simon Transportation Services Inc. hereby certifies the foregoing to be the Bylaws of the Corporation, as adopted by the
Board of Directors on the      day of                      , 1995, 2000.

                                          Alba_______________________________Bn

Lan__________________________________g

                                                                    , Secretary

                                  Consent Card

                 This Consent is being Solicited by Jerry Moyes

              Consent of Stockholders to Action Without a Meeting

  The undersigned, a stockholder of record of Simon Transportation Services Inc. (the "Company"), hereby consents pursuant to Section 78.320 of the Nevada General Corporation Law, with respect to the number of Class A and/or Class B Common Shares, par value $0.01 per share, of the Company held by the undersigned, to each of the following actions, which will occur in the order set forth in this Consent Card, without prior notice and without a vote, as more fully described in the Consent Statement, receipt of which is hereby acknowledged. The undersigned directs that this consent be filed with the minutes of the proceedings of the stockholders, and this consent shall be deemed to be so filed upon delivery to the Company.

1. Proposal No. 1--The Repeal of Current Bylaws Proposal: Repeal the Current Bylaws in their entirety. Proposal No. 1 is worded as follows:
    "RESOLVED, that the bylaws of Simon Transportation Services Inc., as previously amended and in effect immediately prior to the adoption of this resolution, are hereby repealed in their entirety."
                   [_] CONSENT[_] CONSENT WITHHELD[_] ABSTAIN
  Note: If no box is marked with respect to the Repeal of Current Bylaws Proposal, this Consent will be voted in favor of repealing the Current Bylaws in their entirety.

2. Proposal No. 2--The New Bylaws Proposal: Adopt the New Bylaws in the form attached as Exhibit A. Proposal No. 2 is worded as follows:
    "RESOLVED, that the New Bylaws of Simon Transportation Services Inc., in the form attached as Exhibit A to the Consent Statement of Jerry Moyes, are hereby adopted as the bylaws of Simon Transportation Services Inc., effective immediately."
                   [_] CONSENT[_] CONSENT WITHHELD[_] ABSTAIN
  Note: If no box is marked with respect to the New Bylaws Proposal, this Consent will be voted in favor of adopting the New Bylaws.

3. Proposal No. 3--The Director Election Proposal: Elect the Nominees as directors of the Company to serve until their successors are duly elected and qualified. Proposal No. 3 is worded as follows:
    "RESOLVED, that the following persons are hereby elected, effective immediately upon the adoption of the New Bylaws, as directors of the Simon Transportation Services Inc. to serve until the next annual meeting of the stockholders of Simon Transportation Services Inc. or until their successors are duly elected and qualified:
    Jerry Moyes, Jon Isaacson, Earl H. Scudder, Gordon K. Holladay, Vickie L.
     Moyes, Craig P. Moyes, Jeff L. Archibald, Patrice Archibald, Ronald G. Moyes, Krista B. Moyes, Michael J. Moyes, Buddy Favero and Laura Favero"
                   [_] CONSENT[_] CONSENT WITHHELD[_] ABSTAIN
  To withhold consent to a proposed Nominee, specify the Nominee in the following space:
  -----------------------------------------------------------------------------
  Note: If no box is marked above with respect to the Director Election Proposal, this Consent will be voted in favor of the election of all Nominees.

  The effectiveness of this consent is conditioned upon the approval of Proposals 1, 2 and 3. If all of such Proposals are not approved as indicated, none of the Proposals will be enacted even though sufficient consents may have been received to approve a particular Proposal.

  If you have any questions or need assistance, please contact MacKenzie Partners, Inc., which is assisting Moyes in this Consent Statement. Call toll free 1-800-322-2885

  PLEASE ACT PROMPTLY. IMPORTANT: THIS CONSENT MUST BE SIGNED AND DATED TO BE
                                     VALID.
                                           Dated: ______________________ , 2000
                                           Signature: _________________________
                                           Signature (if held jointly): _______
                                           Title or authority (if
                                           applicable): _______________________
  Consents can only be given by the stockholder of record on the Record Date. Please sign exactly as name appears on your stock certificate(s) on the Record Date or on the label affixed hereto. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. The consent card votes all shares in all capacities.

   PLEASE MARK, SIGN, AND DATE THIS CONSENT BEFORE MAILING THE CONSENT IN THE
                               ENCLOSED ENVELOPE.